UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

SOUTHERN NATIONAL BANCORP OF VIRGINIA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6830 Old Dominion Drive, McLean, Virginia 22101

(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01               Completion of Acquisition or Disposition of Assets.

Effective June 23, 2017, Southern National Bancorp of Virginia, Inc., a Virginia corporation (“SONA” or the “Continuing Corporation”), completed its previously announced merger (the “Merger”) with Eastern Virginia Bankshares, Inc., a Virginia corporation (“EVBS”), pursuant to an Agreement and Plan of Merger, dated December 13, 2016, as amended, between SONA and EVBS, including the related Plan of Merger (together, the “Merger Agreement”). Pursuant to the Merger Agreement, at the effective time of the Merger, EVBS merged with and into SONA, with SONA surviving as the continuing corporation and immediately following the Merger, EVB, a Virginia banking corporation and EVBS’s wholly-owned subsidiary, merged with and into SONA’s wholly-owned subsidiary, Sonabank, a Virginia banking corporation, with Sonabank surviving and continuing its corporate existence under the name “Sonabank.”

Pursuant to the Merger Agreement, holders of EVBS common stock received 0.6313 shares (the “Exchange Ratio”) of SONA common stock for each outstanding share of EVBS common stock held immediately prior to the effective time of the Merger and holders of Non-Voting Mandatorily Convertible Non-Cumulative Preferred Stock, Series B of EVBS (the “EVBS Series B Preferred Stock”) received 0.6313 shares of SONA common stock for each share of EVBS Series B Preferred Stock held immediately prior to the effective time of the Merger. The aggregate amount paid by SONA for the merger consideration was 11,535,949 shares of SONA common stock, which had a value of approximately $198.84 million based on the closing price of SONA common stock on June 23, 2017. Each share of SONA common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

Immediately prior to the effective time of the Merger, each option to purchase shares of EVBS common stock granted under an EVBS stock plan vested and was converted into and became an option to purchase shares of common stock of the Continuing Corporation (each, an “Assumed Option”), which was adjusted (i) by multiplying the number of shares of common stock that could be purchased under the Assumed Option by the Exchange Ratio and rounding down to the nearest share and (ii) by dividing the per share exercise price of the option by the Exchange Ratio and rounding up to the nearest cent. The Continuing Corporation assumed each Assumed Option in accordance with the terms of the EVBS stock plan and award agreement by which it is evidenced.

Immediately prior to the effective time of the Merger, each share of EVBS common stock subject to time-based or performance-based vesting restrictions granted under an EVBS stock plan vested in full and automatically converted into unrestricted shares of common stock of the Continuing Corporation, less the amount of any required withholding tax, based on the Exchange Ratio. In addition, the Continuing Corporation assumed the EVBS stock plans at the effective time of the Merger, only with respect to the Assumed Options.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the terms of the Merger Agreement, SONA’s board of directors (the “Board”) approved the expansion of the size of the Board to 11 members and the appointment of: (i) two Class I directors to the Board, John F. Biagas and F.L. Garrett, III and (ii) three Class II directors to the Board, W. Rand Cook, Eric A. Johnson and Joe A. Shearin, as well as the designation of J. Mikesell Thomas as an observer to the Board, all effective as of the effective time of the Merger. The Board also approved, effective upon their appointment to the Board, the appointment of Messrs. Shearin and Cook to the Board’s Executive Committee, the appointment of Messrs. Biagas, Johnson and Thomas (as observer) to the Board’s Audit Committee, the appointment of Messrs. Cook and Johnson to the Board’s Corporate Governance Committee and the appointment of Messrs. Biagas, Garrett and Thomas (as observer) to the Board’s Compensation Committee.

Each of the new directors’ terms of office will expire at SONA’s 2018 annual meeting of shareholders and thereafter in staggered three year terms according to such director’s class. Compensatory arrangements for the new directors (other than Mr. Shearin) will be consistent with SONA’s previously disclosed standard arrangements for non-employee directors. Such arrangements are described in SONA’s proxy statement for its 2017 annual meeting of shareholders filed on May 11, 2017, which disclosure is incorporated herein by reference.

None of the new directors has engaged in any transaction with SONA that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

As contemplated by the terms of the Merger Agreement, effective as of June 23, 2017:

•	Georgia S. Derrico stepped down as Chief Executive Officer of SONA and will continue to serve as Executive Chairman;

•	R. Roderick Porter stepped down as President and Chief Operating Officer of SONA and will continue to serve as Executive Vice Chairman;

•	William H. Lagos stepped down as Chief Financial Officer of SONA and will continue to serve as Chief Accounting Officer;

•	William H. Stevens will continue to serve as Chief Credit Risk Officer of SONA;

•	Thomas P. Baker will serve as Chief Credit Officer of SONA;

•	Joe A. Shearin was appointed President and Chief Executive Officer of SONA;

•	J. Adam Sothen was appointed Chief Financial Officer of SONA; and

•	Douglas R. Taylor was appointed Chief Risk Officer of SONA.

Mr. Shearin, age 61, served as President and Chief Executive Officer of EVBS since 2002.  Mr. Shearin has 38 years of bank management experience including commercial, retail, marketing, sales, strategic planning, credit administration, risk management and asset/liability management.  Mr. Shearin also has experience managing troubled banks that have focused significant efforts on regulatory compliance initiatives.

Mr. Sothen, age 40, joined EVBS in June 2010 as Vice President and Corporate Controller of EVBS. In September 2011, Mr. Sothen was appointed as EVBS’ Chief Financial Officer and EVB’s Executive Vice President and Chief Financial Officer. Mr. Sothen served as EVBS’ Corporate Controller until October 2012. Mr. Sothen has not engaged in any transaction with SONA that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

As previously disclosed, the change in control agreements between SONA and each of Ms. Derrico and Messrs. Porter and Baker were terminated in connection with the Merger, in each case in exchange for payment to Ms. Derrico, Mr. Porter and Mr. Baker, respectively, of $2,213,720, $1,001,550, and $335,040, respectively, representing the cash severance that would have been due him or her pursuant to his or her respective change in control agreement, determined as if Ms. Derrico, Mr. Porter and Mr. Baker, respectively, had been terminated in a “qualifying termination” (as defined in the change in control agreement). SONA entered into termination agreements with each of Ms. Derrico and Messrs. Porter and Baker to effectuate the above-described terminations.

The foregoing description of the termination agreements is qualified in its entirety by reference to the text of the agreements, which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

As contemplated by the terms of the Merger Agreement, each of Ms. Derrico and Messrs. Porter, Baker, Shearin and Sothen entered into employment agreements with SONA, in each case effective June 23, 2017, as described in greater detail below. The following description of the employment agreements is qualified in its entirety by reference to the text of the employment agreements, which are filed as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Ms. Derrico and Mr. Porter. The employment agreements with Ms. Derrico and Mr. Porter have a term of two years, and provide for a base salary of $469,577 and $318,675, respectively, and participation in such benefit plans, policies and programs as may be maintained, from time to time, by SONA. If the executive is terminated by SONA without cause (as defined in Ms. Derrico’s and Mr. Porter’s employment agreements, respectively) prior to the expiration of the term, then the executive will receive (i) a severance payment equal to his or her base salary that would have been paid through the expiration of the term, absent his or her termination of employment, payable in a single lump sum, (ii) reimbursement for group health care premiums for two years following his or her termination of employment, and (iii) continued access to a personal assistant having a salary not to exceed $60,000 for two years following termination of employment. In addition, the executive’s outstanding options will become fully-vested and exercisable as of the date of such termination. The employment agreements contain customary confidentiality covenants, as well as covenants regarding the non-solicitation of customer and employees and non-competition that apply for twelve months following the executive’s termination of employment.

Mr. Baker.   The employment agreement with Mr. Baker has a term of two years, and provides for a base salary of $217,360 and participation in such benefit plans, policies and programs as may be maintained, from time to time, by SONA. If the executive is terminated by SONA without cause (as defined in Mr. Baker’s employment agreement) prior to the expiration of the term, then Mr. Baker will receive a severance payment equal to his base salary that would have been paid through the expiration of the term, absent his termination of employment, payable in a single lump sum. Mr. Baker’s employment agreement contains customary confidentiality covenants, as well as covenants regarding the non-solicitation of customer and employees and non-competition that apply for twelve months following his termination of employment.

Mr. Shearin. Mr. Shearin’s employment agreement, which replaces and supersedes his prior employment agreement with EVBS, has an initial term that expires on December 31, 2020, subject to automatic two-year renewals unless either party provides written notice of non-renewal no later than ninety days before any renewal date, and provides for an annual base salary equal to $424,200 and eligibility for equity awards and annual bonuses and certain other benefits, including continued participation in the EVBS SERP (as defined in Mr. Shearin’s employment agreement) (which was assumed by SONA in the Merger), payment of private club dues and use of an automobile at SONA’s expense. If Mr. Shearin resigns for good reason or his employment is terminated without cause (as each is defined in Mr. Shearin’s employment agreement) (including termination of employment upon the expiration or non-renewal of the term), then he is entitled to receive a monthly payment equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for thirty-six months, continuing health insurance benefits for himself and his covered spouse and dependents, with such premiums paid by SONA, for thirty-six months, out-placement services for up to two years, paid for by SONA up to a total of  $10,000, and an additional amount equal to the average of the annual bonus compensation earned by him for the three immediately preceding years (or such fewer number of years for which he may have been employed), payable in a lump sum on the date of termination. These severance benefits are conditioned upon Mr. Shearin’s execution, delivery and non-revocation of a release of claims, and such payments and benefits will cease in the event Mr. Shearin violates any applicable covenants not to compete and not to solicit customers or employees set forth under the agreement.

If Mr. Shearin resigns for good reason or his employment is terminated without cause within one year after a change in control (as defined in Mr. Shearin’s employment agreement and includes the Merger) then he is entitled to receive the above-described benefits, as well as an additional amount equal to three times the highest annual bonus compensation earned for the three immediately preceding years (or such fewer number of years for which he may have been employed), payable in a lump sum on the date of termination.

Mr. Shearin’s employment agreement contains a confidentiality provision that is in effect during his employment and for at least five years after the termination of his employment and covenants not to compete and not to solicit customers or employees that are in effect for twelve months after the termination of his employment, provided that the covenants not to compete and not to solicit customers or employees do not apply for one year following the effective date of the employment agreement and do not apply following a change in control that occurs after the effective date of the employment agreement.

If the payments and benefits under the employment agreement, together with other payments and benefits Mr. Shearin may have the right to receive, on account of a change in control would exceed the maximum limit imposed on the total of such payments and benefits by Section 280G of the tax code (without triggering the excise tax imposed under Section 4999 of the tax code), the employment agreement provides that Mr. Shearin will receive whichever of the following is more favorable to him on a net after-tax basis: (i) the payments and benefits reduced to the extent necessary so that none of the payments or benefits is subject to the excise tax or (ii) the full amount of the payments and benefits, which is subject to the excise tax, with Mr. Shearin being responsible for paying any excise tax imposed.

Mr. Sothen.   The employment agreement with Mr. Sothen, which replaces and supersedes Mr. Sothen’s rights under the EVBS Executive Severance Plan, has an initial term that expires on December 31, 2019, subject to automatic one-year renewals unless either party provides written notice of non-renewal no later than thirty days before any renewal date, and provides for an annual base salary of $193,785 and eligibility for equity awards and annual bonuses and certain other benefits. Pursuant to the terms of the employment agreement, if Mr. Sothen resigns for good reason or his employment is terminated without cause (as each is defined in Mr. Sothen’s employment agreement), then he is entitled to receive a monthly payment equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for twenty-four months, beginning sixty days after termination of employment, and continuing health insurance benefits for himself and his covered spouse and dependents, with the employer portion of such premiums paid by SONA, for twenty-four months. These payments and benefits are conditioned upon Mr. Sothen’s execution, delivery and non-revocation of a release of claims, and will cease in the event Mr. Sothen violates the confidentiality provision or any applicable covenants not to compete and not to solicit customers or employees set forth under the agreement. If Mr. Sothen resigns for good reason or his employment is terminated without cause after the end of the term of the employment agreement and Mr. Sothen is subject to the covenant not to compete, then Mr. Sothen is entitled to receive a monthly payment equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for twelve months, beginning sixty days after termination of employment. These payments and benefits are conditioned upon his execution, delivery and non-revocation of a release of claims, and will cease in the event Mr. Sothen violates the confidentiality provision or any applicable covenants not to compete and not to solicit customers or employees set forth under the agreement.

If Mr. Sothen resigns for good reason or his employment is terminated without cause within one year after a change in control (as defined in Mr. Sothen’s employment agreement, which does not include the Merger), then he is entitled to receive the above-described benefits, plus an additional amount equal to two times the highest annual bonus compensation earned for the three immediately preceding years (or such fewer number of years for which he may have been employed), payable in a lump sum. These payments and benefits are conditioned upon his execution, delivery and non-revocation of a release of claims, and will cease in the event Mr. Sothen violates the confidentiality provision or any applicable covenants not to solicit customers or employees set forth under the agreement.

Mr. Sothen’s employment agreement contains a confidentiality provision that is in effect during his employment and for at least five years after the termination of his employment and covenants not to compete and not to solicit customers or employees that are in effect for twelve months after the termination of his employment, provided that the covenant not to compete does not apply following a change in control that occurs after the effective date of the employment agreement.

If the payments and benefits under the employment agreement, together with other payments and benefits Mr. Sothen may have the right to receive, on account of a change in control would exceed the maximum limit imposed on the total of such payments and benefits by Section 280G of the tax code (without triggering the excise tax imposed under Section 4999 of the tax code), the employment agreement provides for whichever of the following is more favorable to him on a net after-tax basis: (i) the payments and benefits reduced to the extent necessary so that none of the payments or benefits is subject to the excise tax or (ii) the full amount of the payments and benefits, which is subject to the excise tax, with Mr. Sothen being responsible for paying any excise tax imposed.

Base Salaries. Each of the above-described agreements provides that the Compensation Committee of the Board will review the executive’s base salary at its first meeting following June 23, 2017 and may increase, but not decrease, such base salary in connection with such review.

 SERP. Mr. Shearin will continue to participate in the EVBS supplemental executive retirement plan, which was assumed by SONA following the Merger and re-named the Southern National Bancorp of Virginia, Inc. Supplemental Executive Retirement Plan (the “SONA SERP”). Under the SONA SERP, the normal retirement benefit for Mr. Shearin consists of an annual benefit of $155,000, payable monthly for 15 years. The normal retirement benefit for Mr. Shearin became fully vested as a result of the Merger. The completion of the Merger, however, did not accelerate the time of payment under the SONA SERP. If Mr. Shearin’s employment terminates on or after the date he attains the normal retirement age of 67, the payments described above will begin on the first day of the month following termination of employment. If Mr. Shearin’s employment terminates before the date he attains the normal retirement age of 67, the payments described above will begin on the first day of the month following the later of termination of employment or the date he attains the age of 62. In all events, payments to Mr. Shearin under the SONA SERP may be delayed for six months if required to comply with Section 409A of the Internal Revenue Code. The foregoing description of the SONA SERP is qualified in its entirety by reference to the text of SONA SERP, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Executive Severance Plan.   The EVBS Executive Severance Plan was assumed by SONA following the Merger and re-named the Southern National Bancorp of Virginia, Inc. Executive Severance Plan (the “SONA Executive Severance Plan”). The SONA Executive Severance Plan covers officers at the Executive Vice President level or above who do not have an employment agreement. Mr. Taylor is a current participant in the SONA Executive Severance Plan, and the Compensation Committee of the Board may designate additional SONA executives to participate in the SONA Executive Severance Plan, including but not limited to Messrs. Lagos and Stevens. Subject to execution, delivery and non-revocation of a release of claims, if a participant’s employment is terminated other than for cause or if a participant experiences a constructive discharge (as such terms are defined in the SONA Executive Severance Plan), then he or she will be eligible to receive base salary continuation at the rate in effect on the date of termination and continued payment of an amount equal to the employer-paid portion of the monthly medical premium for the participant and his or her covered spouse and dependents on the date of termination, if the participant elects and receives medical insurance coverage under COBRA following termination of employment, for six months following termination of employment or, if such termination occurs within one year following a change in control, for twelve months following termination of employment. The foregoing description of the SONA Executive Severance Plan is qualified in its entirety by reference to the text of SONA Executive Severance Plan, which is filed as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07               Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

On June 21, 2017, SONA held its annual meeting of shareholders (the “Annual Meeting”) in Fairfax, Virginia. The following is a summary of the voting results for each proposal presented at the Annual Meeting.

Proposal 1. SONA’s shareholders approved the re-election of one Class II director, Neil J. Call, as set forth below:

For	Withhold	Broker Non-Votes
7,736,941	242,456	2,656,282

Proposal 2. SONA’s shareholders ratified the appointment of Dixon Hughes Goodman LLP as SONA’s independent registered public accounting for the fiscal year ending December 31, 2017, as set forth below:

For	Against	Abstain	Broker Non-Votes
10,611,384	18,650	5,645	0

Proposal 3. SONA’s shareholders approved, in a non-binding advisory vote, the compensation payable to SONA’s named executive officers, as set forth below:

For	Against	Abstain	Broker Non-Votes
6,926,171	791,057	262,169	2,656,282

Proposal 4. SONA’s shareholders approved, in a non-binding advisory vote, holding future advisory votes regarding the compensation of SONA’s named executive officers every 1 year, as set forth below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
7,007,417	189,098	722,994	59,427	2,656,282

Based on the outcome of the vote on the frequency of future advisory votes to approve executive compensation and consistent with its recommendation, the Board has determined that SONA will continue to hold such votes to approve executive compensation every 1 year until the next required frequency vote. Accordingly, SONA will hold its next advisory vote to approve executive compensation at its 2018 annual meeting of shareholders.

Proposal 5. SONA’s shareholders approved the Southern National Bancorp of Virginia, Inc. 2017 Equity Compensation Plan, as set forth below:

For	Against	Abstain	Broker Non-Votes
7,791,343	163,685	24,369	2,656,282

Special Meeting of Shareholders

On June 21, 2017, following the Annual Meeting, SONA held a special meeting of shareholders (the “Special Meeting”) in Fairfax, Virginia, related to the Merger. The following is a summary of the voting results for each proposal presented at the Special Meeting.

Proposal 1. SONA’s shareholders approved the Merger Agreement pursuant to which EVBS will merge with and into SONA, as set forth below:

For	Against	Abstain	Broker Non-Votes
9,961,756	4,710	9,127	1,100

Proposal 2. A proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the merger proposal was not submitted to a vote of shareholders at the Special Meeting, as sufficient votes were cast at the Special Meeting to approve the Merger Agreement.

Proposal 3. SONA’s shareholders approved, in a non-binding advisory vote, certain compensation that may become payable to SONA’s named executive officers in connection with the Merger, as set forth below:

For	Against	Abstain	Broker Non-Votes
5,331,427	4,244,318	400,948	0

Item 8.01                Other Events.

On June 23, 2017, SONA and EVBS issued a joint press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01                Financial Statements and Exhibits.

(a)                           Financial statements of businesses acquired.

SONA intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)                           Pro forma financial information.

SONA intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d)                           Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 13, 2016, between Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to SONA’s Form 8-K, as filed on December 14, 2016), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated March 8, 2017 (incorporated by reference to Exhibit 2.1 to SONA’s Form 8-K, as filed on March 9, 2017), and Amendment No. 2 to the Agreement and Plan of

Merger, dated as of April 5, 2017 (incorporated by reference to Exhibit 2.1 to SONA’s Form 8-K, as filed on April 5, 2017).

10.1	Termination Agreement between Southern National Bancorp of Virginia, Inc., Sonabank and Georgia S. Derrico, dated as of June 23, 2017.

10.2	Termination Agreement between Southern National Bancorp of Virginia, Inc., Sonabank and R. Roderick Porter, dated as of June 23, 2017.

10.3	Termination Agreement between Southern National Bancorp of Virginia, Inc., Sonabank and Thomas P. Baker, dated as of June 23, 2017.

10.4	Employment Agreement, dated as of June 23, 2017, by and between Georgia S. Derrico and Southern National Bancorp of Virginia, Inc.

10.5	Employment Agreement, dated as of June 23, 2017, by and between R. Roderick Porter and Southern National Bancorp of Virginia, Inc.

10.6	Employment Agreement, dated as of June 23, 2017, by and between Thomas P. Baker and Southern National Bancorp of Virginia, Inc.

10.7	Employment Agreement, dated as of June 23, 2017, by and between Joe A. Shearin, Southern National Bancorp of Virginia, Inc. and Sonabank.

10.8	Employment Agreement, dated as of June 23, 2017, by and between J. Adam Sothen, Southern National Bancorp of Virginia, Inc. and Sonabank.

10.9	Southern National Bancorp of Virginia, Inc. Supplemental Executive Retirement Plan.

10.10	Southern National Bancorp of Virginia, Inc. Executive Severance Plan.

99.1	Joint Press Release of Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc., dated June 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

Date: June 26, 2017	By:	/s/ J. Adam Sothen
J. Adam Sothen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 13, 2016, between Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc. (incorporated by reference to Exhibit 2.1 to SONA’s Form 8-K, as filed on December 14, 2016), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated March 8, 2017 (incorporated by reference to Exhibit 2.1 to SONA’s Form 8-K, as filed on March 9, 2017), and Amendment No. 2 to the Agreement and Plan of Merger, dated as of April 5, 2017 (incorporated by reference to SONA’s Form 8-K, as filed on April 5, 2017).

10.1	Termination Agreement between Southern National Bancorp of Virginia, Inc., Sonabank and Georgia S. Derrico, dated as of June 23, 2017.

10.2	Termination Agreement between Southern National Bancorp of Virginia, Inc., Sonabank and R. Roderick Porter, dated as of June 23, 2017.

10.3	Termination Agreement between Southern National Bancorp of Virginia, Inc., Sonabank and Thomas P. Baker, dated as of June 23, 2017.

10.4	Employment Agreement, dated as of June 23, 2017, by and between Georgia S. Derrico and Southern National Bancorp of Virginia, Inc.

10.5	Employment Agreement, dated as of June 23, 2017, by and between R. Roderick Porter and Southern National Bancorp of Virginia, Inc.

10.6	Employment Agreement, dated as of June 23, 2017, by and between Thomas P. Baker and Southern National Bancorp of Virginia, Inc.

10.7	Employment Agreement, dated as of June 23, 2017, by and between Joe A. Shearin, Southern National Bancorp of Virginia, Inc. and Sonabank.

10.8	Employment Agreement, dated as of June 23, 2017, by and between J. Adam Sothen, Southern National Bancorp of Virginia, Inc. and Sonabank.

10.9	Southern National Bancorp of Virginia, Inc. Supplemental Executive Retirement Plan.

10.10	Southern National Bancorp of Virginia, Inc. Executive Severance Plan.

99.1	Joint Press Release of Southern National Bancorp of Virginia, Inc. and Eastern Virginia Bankshares, Inc., dated June 23, 2017.